UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

VYRIAN INC.
(Exact name of Registrant as specified in its charter)

Nevada	5065	44-4409565
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

10101 Southwest Fwy, Suite 400	State Agent & Transfer Syndicate, Inc.
Houston, Texas 77074	112 Curry Street
Tel: (888) 929-1116	Carson, Nevada 89703-4934
(Address, including zip code, and telephone	Tel: (775) 882-1013 / (800) 253-1013
number including area code, of registrant's	(Name, address, including zip code, and telephone
principal executive offices)	number, including area code, of agent for service)

Please send copies of all communications to:

SD Mitchell & Associates, PLC
57492 Onaga Trail
Yucca Valley, California 92284
(248) 515-6035 (P) – (248) 751-6030 (F) – sharondmac@att.net

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

 If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share $ [1]	Proposed Maximum Aggregate Offering	Amount of Registration Fee [2]
Common Stock, par value $0.001 per share	953,000	$0.10	$95,300.00	$13.00
Common Stock, par value $0.001 per share	2,000,000	$0.10	$200,000.00	$27.28
Total	2,953,000	$0.10	$295,300.00	$40.28*

* This registrant previously paid the incorrect amount of $345.00 filing fee.

[1] This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

[2] Calculated under Section 6(b) of the Securities Act of 1933 as .00013640 of the aggregate offering price.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

VYRIAN INC.
Resale of 949,000 Shares of Common Stock
Registration of 2,000,000 Shares of Common Stock for Public Offering

This is our initial offering and the Company is offering, on a “best efforts” basis, to the public, 2,000,000 shares of its Common Stock under this Prospectus in order to raise money for expansion, growth and continued operation of the Company.  Additionally this Prospectus relates to the registration and offering for re-sale of 949,000 shares of the Company’s Common Stock on a “best efforts” basis, to the public, by the selling shareholders listed on pages 22 through 23.  The Company will not receive any proceeds from the sale of Common Stock sold by our Shareholders and has not made any arrangements for the sale of these shares.

We currently lack a public market for our Common Stock. Our Common Stock is not listed on any national securities exchange or the NASDAQ stock market. The Company will apply to be quoted on the Bulletin Board operated by the Financial Industry Regulatory Authority.  In order to be listed on the Bulletin Board, we must secure a market maker who will file a Form 211 with FINRA on our behalf, of which there is no assurance that we will ever be able to secure a market maker to perform this task.  There is no assurance that the shares will ever be quoted on the Bulletin Board.  Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market price or privately negotiated prices.

There will be no escrow account for the distribution of the proceeds from the sale; however, we will establish a separate account in which to deposit proceeds from the sale of the Company Shares.  We will use the proceeds as they become available and as necessary. We have arbitrarily set the offering price for our shares at $0.10, and the offering price does not bear any relationship to our assets, book value, net worth, earnings, and results of operations or other established valuation criteria. This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will expire in full on the earlier to occur of: (i) the date when all of the shares have been sold or (ii) upon the first anniversary of the date this prospectus becomes effective.

We are an “emerging growth company” under the federal securities laws.  Investing in our common stock involves risks.  Please see “Risk Factors” beginning on page 6.

Our auditors have issued a going concern opinion.  There is substantial doubt that we can continue as an on-going business unless we raise additional capital beyond the revenues we currently generate through our business operations.

The information in this prospectus is not complete and may be changed. The securities may not be sold until this Registration Statement becomes effective. This is not an offer, nor a solicitation to offer to buy these securities in any state where the sale or purchase is not permitted. This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. We urge you to read the “RISK FACTORS” section beginning on page 6, along with the rest of this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Subject to Completion – The date of this prospectus is October 31, 2012

SUMMARY OF THE PROSPECTUS

Vyrian Inc. is primarily in the business of providing electronic components to industrial and commercial markets worldwide. This summary highlights selected information and does not contain all the information that may be important to you. You should carefully read this prospectus, any related prospectus supplement and the documents we have referred you to in “where you can find more information” before making an investment in our common stock, including the “risk factors” section.  In this prospectus, references to “the company,” “we,” “us” and “our” and so forth refer to Vyrian Inc.

Vyrian’s primary mode of revenue is from brokering electronic components purchased from third parties. The company has begun to recognize income, but this income is offset by our losses. As of June 30, 2012 we have experienced recurring losses of $54,031 from operations.  As we grow, we expect to incur increased operating expenses related to upgrading our inventory systems and hiring new staff to support the company’s business worldwide.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. All prospective purchasers of offered shares should carefully review the entire contents of this registration statement and the exhibits attached hereto individually, and with their own tax, legal, and business advisors. The securities offered hereby are speculative and involve a high degree of risk. See “Risk Factors.”

Amount of Offering

The Company is registering and offering for re-sale, 949,000 shares  owned by the shareholders, and listed on pages 22 through 23 on a “best efforts” basis and, therefore, there is no guarantee that the shares will be sold. The Company will not benefit from any resale of shares by shareholders registered in this Registration Statement.  No individual, firm, or corporation has agreed to purchase any of the Offered Shares. No assurance can be given that any or all of the Offered Shares will be sold.

The Company is registering and offering for sale 2,000,000 shares to the public on a “best efforts” basis and there can be no guarantees that the shares will be sold.  The Company will use the proceeds from the sale of its shares for expansion and greater market awareness.  There is no minimum amount of the Company’s shares that must be sold.

Amount of Shares Being Offered by the shareholders for Resale	949,000
Amount of Shares Being Offered by the Company	2,000,000
Offering price per share	$0.10
Offering period	The shares are being offered for a period of one year after the effect of this Form S-1
Net Proceeds to us assuming all the shares offered by the Company are sold	$200,000 (We will receive no proceeds from the resale of shares by the selling shareholders)
Expenses of this offering	$65,000
Use of Proceeds	We will use the proceeds to pay for general overhead expenses, the continued operating of our business, working capital and expansion.
Number of shares outstanding before the offering	10,953,000
Number of shares outstanding after the offering if all of the shares are sold	12,953,000

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, before deciding whether to invest in shares of our common stock. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Negative changes or fluctuations in the general condition of the industry, global economic climate and capital markets which may arise due to economic downturn, inflation or depression may also adversely affect the company, its suppliers and others in the industry. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

OUR BUSINESS AS A GOING CONCERN

In expressing an opinion on our financial statements, our auditor has expressed its opinion as to our business being a “going concern.” Such an opinion indicates that the business lacks sufficient liquidity to remain operating as a business entity. Specifically, if our business fails to raise sufficient capital in order to conduct day-to-day business operations, it will fail to operate completely. At this time, other than our revenue generated through our brokerage of electrical components, we have no arrangements other than issuing short term debt to supply working capital needed to conduct day-to-day business. It is possible that additional arrangements can be made above and beyond the debt issuance; however, those arrangements are not guaranteed.

WE HAVE A SHORT OPERATING HISTORY AND A RELATIVELY NEW BUSINESS MODEL IN AN EMERGING AND RAPIDLY EVOLVING MARKET

We are in the early days of expanding our electronics distribution capabilities and pursuing our objective to become an essential part of the electronics components distribution network for Original Equipment Manufacturers (OEMs) and Contract Manufacturers (CM) clients worldwide.  As such, we have a limited operating history with the current scale of our business. Our short operating history makes it difficult to evaluate whether or not the business is one that will succeed in the long term. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. Our short operating history may increase the risk of your investment. Our business could fail completely causing you to lose part or all of your investment.

LACK OF PROFITABILITY IN RECENT PERIODS AND FINANCIAL POSITION

We have accumulated a net deficit of $54,031 as of June 30, 2012. As we grow, we also expect to incur increased operating expenses related to necessary investments in our infrastructure including hiring new staff to support the company’s business globally. A key element of our strategy has been to aggressively grow the number of manufacturer lines represented, increase available parts in our inventory database, and secure repeat customers for our brokered electronics components via premium online market placement strategies. In particular, we intend to continue to invest our resources in online and print marketing to acquire new corporate accounts. If revenue fails to grow at anticipated rates, or if operating costs rise without a commensurate increase in revenue, then the imbalance between revenue and operating expenses will negatively impact our liquidity as well as our ability to achieve profitability in upcoming quarters.

Our lack of recent profitability may indicate that we need to re-evaluate our plan of operations or change our methods in order to generate a profit. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	Our ability to maintain and grow our customer base and supplier relationships;
•	Seasonal fluctuations in customer spending habits;
•	Supplier pricing and part availability that affects our ability to obtain equipment and components;

•	Increased use of commerce websites and portals to purchase major electronic parts;
•	Our ability to keep our web interface operational at a reasonable cost without service interruptions;
•	Increase in marketing sales and other operating expenses that we may incur in order to grow our operations;
•	Costs related to adverse litigation and/or legislation;
•	Our ability to attract and retain key talent; and
•	Our focus on long-term goals over short-term goals

Vyrian’s financial results will fluctuate from quarter to quarter. As a result, you should not rely upon our past quarterly financial results as indicators of future performance.

NATURAL COMPETITION MAY NEGATIVELY AFFECT OUR BUSINESS, FORECASTS AND FUTURE PROSPECTS

The market for our products and services is very competitive and is subject to rapid technological change. Not only does the company compete with other brokers for new accounts, but it also competes for customers with many of its own suppliers.  Additional competition may also emerge from newer emerging markets in India or China.  The Company’s inability to compete in the marketplace and maintain its competitive position could negatively affect its business, forecast and prospects.

The size of our competitors varies across market sectors, as do the resources we have allocated to the sectors and geographic areas in which we do business. As a result, some of our competitors may have more substantial customer bases or greater financial resources than we have in one or more of our market sectors and geographic areas.

DEPENDENCE ON THE SEMICONDUCTOR INDUSTRY COULD NEGATIVELY AFFECT THE COMPANY’S OPERATING RESULTS

According to an industry source, Semiconductor Industry Association (“SIA”) the market for semiconductor electronics components brokerage will grow at a steady compound annual growth rate of 10 percent over the next 5 years. Despite the expected growth in this market in upcoming quarters, the semiconductor industry in general is highly cyclical. Historically, the semiconductor market has experienced periodic fluctuations in product supply and demand that are commonly related to changes in technology and manufacturing capacity. Sales of semiconductors represent a majority of the Vyrian’s sales. Future downturns in the technology industry, particularly in the semiconductor sector, could negatively affect the Company’s operating results and profitability in future periods.

FAILURE TO MAINTAIN RELATIONSHIPS WITH KEY SUPPLIERS COULD NEGATIVELY AFFECT THE COMPANY’S OPERATING RESULTS

Rapport is very important in any brokerage industry. The Company must maintain good relationships with its suppliers or our business could be adversely affected. The Company’s inventory is purchased from suppliers who distribute electronic components in adjacent markets. Supplier relationships must be maintained in order to ensure that Vyrian’s products are delivered on time and all products purchased remain updated and well managed.

Vyrian’s customers depend on our brokerage of electronic components and parts from the industry’s leading suppliers. If any of Vyrian’s primary suppliers significantly reduce their volume of business with us in the future, our business and relationships with our customers could be materially and adversely affected.

1 Semiconductor Industry Association (“SIA”) can be found at http://www.sia-online.org

POTENTIAL FOR CUSTOMER INSOLVENCY IN A DOWN MARKET COULD HAVE A NEGATIVE EFFECT ON THE COMPANY’S WORKING CAPITAL

A large portion of Vyrian’s working capital is accounts receivable from customers. If high-volume customers who are responsible for a significant amount of accounts receivable are unable to make payments in a timely manner or become insolvent, our liquidity could be adversely affected by the increase in payment cycle times.

QUALITY CONTROL & WARRANTY LIABILITY COULD RESULT IN LITIGATION AGAINST THE COMPANY

The third party products that Vyrian procures may be found to be defective which may require a warranty.  Furthermore, products that do not meet specific quality control metrics may result in product liability claims against the company.  Vyrian’s business could be materially adversely affected as a result of any significant quality or performance issues in the products procured and sold, if it is required to pay for the associated damages.

MANAGING EXPANSION AND GROWTH

If Vyrian makes key acquisitions, which are needed for expansion into developing international markets, it may take on additional liabilities or may not be able to successfully integrate such acquisitions. Acquisitions involve a number of risks inclusive of unanticipated costs, liabilities and unforeseen regulator claims.  Management integration, loss of key employees and negative effect on existing customers and supplier relationships may also adversely affect the company’s business.

WE ARE CONTROLLED BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

Our officers and directors and principal founding stockholders beneficially own approximately 91% of the outstanding shares of our common stock. If the full amount of common shares offered for resale through this registration statement are sold, and the full amount of common shares offered for sale by the Company, our officers and directors and founding shareholders will still control 77.5% of the issued and outstanding common stock.  So long as our officers and directors and principal founding stockholders control a majority of our fully-diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

 AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any March 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

 IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MIGHT BE UNABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD; IN THAT CASE, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND COULD NEGATIVELY IMPACT THE PRICE OF OUR STOCK

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We are not currently required to comply with the Securities and Exchange Commission, or SEC, rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to disclose changes made in our internal control procedures on a quarterly basis. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the year following our first annual report required to be filed with the SEC. However, as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

The process of implementing our internal controls and complying with Section 404 will be expensive and time consuming, and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, if applicable, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, a delay in compliance with Section 404 of the Sarbanes-Oxley Act could subject us to a variety of administrative sanctions, including SEC action, ineligibility for short form resale registration, the suspension or delisting of our common stock from The NASDAQ Global Market and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price and could harm our business.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have requested that Real Time Interests, Inc., a Texas based investor relations company  file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker will actually file the application or if that application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. Be aware that any market that develops in our stock will be subject to the penny stock restrictions under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00.

ANY MARKET THAT DEVELOPS IN SHARES OF OUR COMMON STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS WHICH WILL CREATE A LACK OF LIQUIDITY AND MAKE TRADING DIFFICULT OR IMPOSSIBLE

SEC Rule 15g-9 (effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

BECAUSE WE MAY ISSUE ADDITIONAL SHARES OF COMMON OR PREFERRED STOCK, YOUR INVESTMENT COULD BE SUBJECT TO SUBSTANTIAL DILUTION

We anticipate that any additional funding may be in the form of equity financing from the sale of our common or preferred stock. In the future, if we sell more common or preferred stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

IF YOU PURCHASE SHARES IN THIS OFFERING FROM SELLING SHAREHOLDERS YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

The $0.10 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

NEW INVESTORS IN THIS OFFERING WHO PURCHASE SHARES DIRECTLY FROM OUR COMPANY WILL EXPERIENCE DILUTION

Additional dilution in outstanding stock ownership will be incurred if new investors purchase shares directly from our company rather than from existing shareholders.  If the Company is unable to raise adequate funds, on acceptable terms through the sale of our shares, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

USE OF PROCEEDS

If all of the shares of common stock offered by the Company are sold, proceeds of the sale will be $200,000.00. With fees associated with this Registration Statement not to exceed $65,000.00, the proceeds to us will be at least $135,000.00. Approximately $100,000 of the proceeds from the sale of our common stock will be used to pay the costs of general overhead expenses, consulting and management fees, the costs to establish the marketing and sales/leasing force required to sell the products and services, for working capital and for expansion of our operations. Additional financing will likely be required if we are to fully expand our operations.

Approximately $35,000 will be used to establish the marketing and sales force required to continue the expected growth and market awareness of our brokering of electronic components.  We will need to raise additional funds to maintain our current operations and to increase our market awareness and continue to expand into additional market areas.  There is no assurance that such additional financing will be available to use and, if available, that the terms and conditions of such financing will be acceptable to us. The following table will show our use of proceeds based on the receipt of 25%, 50%, 75% and 100% of the offering:

Use of Proceeds

(Based on selling 25%, 50%, 75%, or 100% of stock offered)

%	$ Amount Received	General Overhead & Capital	Increase Market Awareness and Expansion	Fees Associated with this Offering
25%	$50,000	$0.00	$0.00	$50,000
50%	$100,000	$25,000	$10,000	$65,000
75%	$150,000	$70,000	$15,000	$65,000
100%	$200,000	$100,000	$35,000	$65,000

The Company will not benefit from the resale of the shares owned by the Shareholders listed in this Registration Statement.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to certain of our shareholders in our private placement; i.e., $0.10 per share, and the progress we have determined that we have made as a company since our private placement. The offering price of the shares of our common stock does not bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value. Upon completing our public offering, we intend to seek out an SEC registered broker-dealer to file a Form 211 with the Financial Industry Regulatory Authority (“FINRA”), to act as a market maker for our common stock and post a quotation for our common stock on the OTCBB.  We make no assurance that an agreement with a market maker to file the necessary documents with FINRA will be made nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company will be made at the price of $0.10 until a market develops for the stock. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

DILUTION

Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place. The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding. Our financial statements for September 30, 2012 have not yet been completed; however, we are basing the dilution on the total issued and outstanding shares as of October 30, 2012.  Net tangible book value figures representing the effects of the offering take into account the offering expenses. As of October 30, 2012, there were 10,953,000 shares of our common stock issued and outstanding. The unaudited net book value of the Company, as of June 30, 2012, was $41,269.00 or approximately $0.0038 per share of common stock. The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in the net tangible book value after October 30, 2012. Dilution figures are given assuming (i) the sale of 25% of the new shares of common stock offered by the Company hereby (or 500,000 shares) and the receipt by the company of $50,000 (gross proceeds) (ii) the sale of 50% of the new shares of common stock offered by the Company hereby (or 1,000,000 shares) and the receipt by the Company of $100,000 (gross proceeds) (iii) the sale of 75% of the new shares of common stock offered by the Company hereby (or 1,500,000 shares) and the receipt by the Company of $150,000 (gross proceeds) and (iv) the sale of all of the new shares of common stock offered by the Company hereby (or 2,000,000 shares) and the receipt by the Company of $200,000 (gross proceeds). In each case, we have deducted $65,000 in offering expenses.

New Shares Sold	500,000	1,000,000	1,500,000	2,000,000

Public Offering Price	$0.10	$0.10	$0.10	$0.10
Net tangible book value before this offering	.0038	.0038	.0038	.0038
Increase per share attributable to new investors	(.0002)	.0026	.0064	.0098
Adjusted net tangible book value per share after this offering	.0036	.0064	.0101	.0136
Dilution per share to new investors	.0964	.0936	.0899	.0864
Percentage dilution	3.6%	6.4%	10.1%	13.6%

FINANCIAL SUMMARY SNAPSHOT

The following table sets forth summary financial data derived from Vyrian Inc. financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this document.

	As of June 30, 2012 (Reviewed)	As of March 31, 2012 (Audited)
Balance Sheet
Total Assets	$112,430	$134,767
Total Liabilities	$71,161	$77,988
Stockholders’ Equity (Loss)	$41,269	$56,779

	For The	For the period ended March 31, 2012
	Three Months ended
	June 30, 2012
	(Reviewed)	(Audited)
Income Statement
Revenue	$138,884	$89,921
Total Expenses	$158,394	$124,442
Net Loss	$(19,510)	$(34,521)

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 2,000,000 shares of Common Stock by the Company and the resale of 949,000 shares of Common Stock. The Company currently has 10,953,000 issued and outstanding Common Stock, of which 949,000 are owned by Shareholders listed in this Registration Statement.  10,004,000 shares are owned by our officers, directors and founders.  This registration and offering by the existing shareholders is on a best efforts basis, for a period of twelve (12) months, and there is no assurance that any of the shares will sell.  The shares were originally sold through the best efforts of the Company’s management and were sold to family, friends and/or business associates, for cash.  The shareholders will sell their shares at $0.10 per share or at prevailing market prices.

The 2,000,000 shares offered by the company will be offered to the public for a twelve (12) month period in order to raise money for the operations and further expansion of Vyrian Inc. and will be sold under this Registration Statement on a best efforts basis.  We currently lack a public market for our Common Stock.  The Company will sell at a price of $0.10 per share for the duration of the offering.  The Company has no agreements or understandings, directly or indirectly, with any person to distribute any such securities. Because we may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Company will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Company is responsible for all of the costs of the registration and resale offering. The Company will not benefit from the resale of the shares owned by the shareholders registered here; however, the Company will benefit from the sale of the shares registered here and offered to the public.  The shares will not be offered through a broker-dealer or anyone affiliated with a broker-dealer.

In connection with their selling efforts in the offering, neither our CEO, CFO, directors nor any other company officers (hereinafter, “officers”) have or will register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Our company officers are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. They will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers are not and have not been within the past 12 months, brokers or dealers, and are not within the past 12 months, associated persons of a broker or dealer. At the end of the offering, our officers will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Our officers have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The selling shareholders, as well as the Company, may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as an agent or acquire the common stock as a principal. Any broker or dealer participating in transactions as agents,  or if they act as an agent for the purchaser of such common stock from such purchaser, may receive a commission from the selling shareholder (s). The selling shareholders will likely, and in conjunction with such resales, pay or receive commissions to or from the purchaser of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers-dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, however, the selling shareholders may pay a commission or other fees payable to brokers or dealers in connection with any sale of common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of common stock, and therefore be considered to be an underwriter, they must comply with applicable law, and may not engage in any stabilization activities in connection with our common stock.  Among other things, they must:

1.	Furnish each broker-dealer through which common stock may be offered, copies of this prospectus, as amended from time to time, as required by such broker-dealer; and
2.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of the securities other than as permitted under the Securities Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities law of certain states, the shares may be sold in such states only through registered or licensed broker-dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the total number of shares outstanding prior to the offering (10,953,000), 10,004,000 are held by “control persons.”  The remaining 949,000 shares are held by private investors who acquired their stock by purchasing directly from the company.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Description of the Securities Being Offered

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share.  As of October 15, 2012 there were 10,953,000 shares of our common stock issued and outstanding. Our shares are held by thirty nine (39) stockholders of record.  We have not issued any shares of preferred stock.  There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company when legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Rights

No holder of any shares of Vyrian, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the issued and outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Vyrian’s directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock, but may designate Preferred Shares in the future.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

Pacific Stock Transfer Company:  4045 South Spencer Street, Suite 403, Las Vegas, Nevada, 89119; Telephone – 702-361-3033.

DESCRIPTION OF THE REGISTRANT’S BUSINESS

Vyrian Inc. is primarily engaged in the brokering of electronics components to original equipment manufacturers and contract manufacturers.  We are headquartered in Houston, Texas and a worldwide provider of electronics components to industrial and commercial markets. Our company creates a link in the technology supply chain that connects the component manufacturers, distributors, and other brokers with a global customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).  We have a growing international market presence with satellite sales offices in Toronto, Canada; Plano, Texas; San Fernando, Philippines; and San Luis Obispo, California. Vyrian is led by a management team with over three decades of engineering and marketing experience that can be leveraged to propel the company forward.

Our Electronics Components Distribution (ECD) division represents the core, and currently the only, revenue generating business of the Company. Primary business activities include coordinating the brokering of electronics components, specifically semiconductors, to large OEMs and CMs. Semiconductors are a strategic choice because they yield the greatest return on investment for the Company. Vyrian is also attempting to broker printed circuit boards (PCBs) along with PCB design, however to date there has been no revenue realized with these product. 100% of the Company’s revenue within the ECD division consists of high-technology integrated circuits (ICs) and related parts.   The Company brokers electronics components to its commercial customers who serve many end-markets including computer hardware and peripheral, industrial and manufacturing, medical, communications, military and aerospace.

Electronics Components Distribution Segment

As of June 30, 2012 the company has generated revenues of $228,805. The Company, as an electronics components broker, offers a number of products and services including:

•	components supply planning for manufacturing companies ;
•	electronics design, printed circuit board (PCB) distribution; and
•	programming and assembly

The company brokers electronics components to commercial customers who are Original Equipment Manufacturers or Component Assemblers through its ECD business division.

The Company procures and distributes electronics components used in electromechanical manufacturing to a number of industries including industrial, commercial and scientific applications. The Company utilizes an extensive parts Vyrian back-end administrative database, which was built by the Company’s engineers; the database consists of a collection of different electronic parts numbers and is updated daily with products. . The database is searchable and contains over 200,000 components or parts with part numbers that are available for online purchase from Vyrian. Examples of the components in the database are:

Semiconductors—Integrated circuits (Chips) integrated into process controls used to operate the devices made by equipment manufactures.

Capacitors—Used widely in electronic circuits for blocking direct current while allowing alternating current to pass.

Connectors—Electro-Mechanical devices used to join electrical circuits as an interface using a mechanical assembly.

Our database includes components manufactured by a variety of leading electronic manufacturers.

Our Mission

Vyrian Inc. takes seriously its role in procuring a variety of electronic components for its company and takes pride in its ability to get the necessary component from the manufacturer, distributor or other brokers to the customer in a timely and efficient manner. Vyrian’s goals are to:

a.	Broker electronic components to industrial and commercial markets.
b.	Provide competitive pricing to our customers
c.
Seek new ways to provide an efficient forum for customers who require more lifecycle-intense or hands-on support with project requirements (i.e. planning and evaluating component needs, procuring electronic components, and designing/manufacturing systems)

d.	Establish a strong marketing and sales presence in key emerging markets (Asia, South America, and Europe).

Our Market Advantage

Since our inception, we have developed and are leveraging the following key strengths of our business model:

•
Efficient Parts Procurement.  At Vyrian, “out of stock” items are never an issue because Vyrian is a broker. Vyrian provides all customers with the ability to procure parts economically without the barrier of large minimum orders. These types of orders are especially important for small business customers and day-to-day government procurements.

•	Quick Turn-Around and Delivery. Vyrian provides ECD customers the ability to procure, even specialized, products quickly (typically within 3-7 business days).
•
Design-In Solutions. In June 2012, Vyrian introduced a new value-added design service for turnkey customers as a response to market demand. With this design service, turnkey customers can have our engineering team design and simulate printed circuit boards for their project requirements. This value addition leverages our strong technical/engineering expertise and also creates an additional stream of income for the corporation within the Electronic Components Division segment

Our Market Opportunity

The market for electronics components distribution is large and continues to expand. According to an industry source, Semiconductor Industry Association (“SIA”), the market for semiconductor electronics components distribution will grow at a steady compound annual growth rate (CAGR) of 10% over the next 5 years. Global shipments of analog and mixed signal integrated circuits (ICs), Vyrian’s primary distribution product, were $31.7 billion in 2005. Last year, these analog and mixed signal IC shipments reached $67.6 billion, a CAGR of 12.8 percent over previous years. The global market for compound semiconductors is expected to increase from $16.0 billion in 2007 to $33.7 billion by the end of 2012—a compound annual growth rate (CAGR) of 17.3 percent, according to an industry source. The market for application- specific integrated circuits (ASICs) will grow from $18.5 billion in 2009 to $22.3 billion in 2014, a CAGR of 3.8 percent.

Our addressable market opportunity includes portions of many existing advertising markets, including online display advertising, as well as inside/outside face-to-face sales. Our official Internet marketing campaign features a series of highly-targeted advertising spots on several web sites that are frequented by our target audience. We also rely upon the “tried and true” grass roots methods of inside-sales and outside-sales strategies for regional customers that are reachable by local staff. This blended face-to-face and virtual client-building strategy has proven successful in establishing our regular pipeline of sales and has been instrumental in introducing the company to new commercial customers.

Vyrian’s three to five year strategy focuses on solidifying a presence in emerging markets such as Europe, India, China, Southeast Asia and South America—and the company anticipates achieving this growth through strategic acquisitions and mergers.

Our Market Strategy

Our goal is to establish our company as a top source for global electronics parts procurement. Our strategy includes the following key components:

•
Grow the number of lines items we feature on our line card.    To increase the number of available product lines on our line card, we will attempt to work to form authorized distributor relationships with additional key manufacturers.

•
Retain current client base.    Our client retention efforts are focused on providing all clients with a positive experience by providing rapid, cost-effective parts procurement and high quality customer service.

•	Increase the number and variety of our services through innovation. In June 2012, we added a “design-in” feature to our customers who require turnkey operation.

•
Expand with acquisitions and mergers.   We plan to increase markets served and grow sales by pursuing an increased electronics brokerage presence in the Americas and emerging markets such as Europe, India, China, Southeast Asia, and South America. To facilitate and speed the pace of market penetration, we will continually evaluate strategic acquisitions.

We are in the early days of our mission to expand our electronics distribution capabilities and pursue our objective to become an essential part of the electronics components distribution network for original equipment manufacturers and contract manufacturer clients worldwide. We believe that we have a significant opportunity to enhance the value we deliver to our clients.

2 Semiconductor Industry Association (“SIA”) can be found at http://www.sia-online.org

DESCRIPTION OF THE COMPANY’S PROPERTY AND FACILITIES

Vyrian presently maintains multiple offices from which operations are conducted. The Company’s principal office is located at 10101 Southwest Freeway, Suite 400 in Houston, Texas 77074. The Houston offices are leased at a rate of $525.00 per month, from Techxron Technologies.  Two of our officers and directors, Sath Sivasothy and Bharat Jagani are the owners and operators of Techxron Technologies. Additionally, we have sales staff working out of their individual home offices in Toronto, Canada; Plano, Texas; San Fernando, Philippines; and San Luis Obispo, California.  Additionally, the Company uses secretarial and support services that are virtual (internet based), at a rate of $205.00 per month.

EMPLOYEES

In addition to our officers and directors, we currently have eight 1099 paid staff members.

MARKET PRICE AND DIVIDENDS RELATED TO THE REGISTRANT’S COMMON EQUITY

There is currently no active trading market for the Company’s Common Equity.  Subject to the approval and effectiveness of the Company’s registration statement we intend to seek a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that an agreement with a market maker to file the necessary documents with FINRA which operates the OTC Electronic Bulletin Board, can be made nor can there be any assurance that such an application for quotation will be approved.

No established public trading market exists for our Common Stock. The only common equity is that resulting from the private placement of shares. The company has sold 953,000 shares of its common stock at ten cents ($0.10) per share to 39 investors via a private placement under Rule 506.

Additionally, in October of 2012, we issued 3,050,000 shares to two Consultants for services rendered.

The President and Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer have continued to run Vyrian Inc., offering their expertise, including marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in neighboring states in exchange for a total of six million nine hundred fifty thousand (6,950,000) shares of common stock.

We have not issued any warrants, options or convertible notes.

The Company has never paid dividends related to its common stock and does not believe that it will pay dividends in the foreseeable future.

RESALE OF COMMON STOCK BY SELLING SECURITY
HOLDERS AND THE SALE OF COMMON STOCK OFFERED BY THE COMPANY

The 949,000 shares offered for resale by the selling stockholders, and the 2,000,000 shares offered to the public by the Company, and pursuant to this Registration Statement may be sold by one or more of the following methods:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately-negotiated transactions;
•	Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	A combination of any such methods of sale; and
•	Any other method permitted pursuant to applicable law

The Selling Security Holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this Prospectus.

We are registering for resale 949,000 shares of Common Stock held by our shareholders, to be offered to the public for a period of twelve (12) months.  We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted and thereafter at prevailing market prices or at privately negotiated prices.

We are registering and offering for sale 2,000,000 shares, to the public, of Common Stock owned by the Company for a period of twelve (12) months.  We currently lack a public market for our Common Stock. The shares will sell at a price of $0.10 per share until our shares are quoted and thereafter at prevailing market prices or at privately negotiated prices.

Each selling stockholder has represented and warranted to us that it has no agreements or understandings, directly or indirectly, with any person to distribute any such securities. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus. Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

SELLING SECURITY HOLDERS

We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Shareholders paid cash for their shares and none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Each investor whom has purchased shares of our Common Stock is either an individual and/or small business owner. There are no controlling persons over any selling shareholder.

The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations hereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $65,000.

The Company is registering for offer and resale 949,000 shares of Common Stock held by our shareholders.  All of the Shares registered in this Registration Statement shall become freely tradeable upon the effective date of this Registration Statement.

The Company is also registering 4,000 shares purchased by the founders of the Company and 10,000,000 shares received for services rendered.

The following table sets forth ownership of the shares held by each person who is a selling shareholder:

Selling Shareholders

Shareholder Name	DATE SHARES WERE ACQUIRED	SHARES BENEFICIALLY OWNED BEFORE RESALE	METHOD OF PURCHASE (AT $0.10 PER SHARE)	AMOUNT OFFERED (ASSUMING ALL SHARES ARE SOLD)
Abirami Sivalogan	3/9/12	10,000	CASH	1,000
Amr Assal	3/9/12	15,000	CASH	1,500
Arunthathi Sivasothy	3/7/12	200,000	CASH	20,000
Darin Schwinkendorf	3/8/12	20,000	CASH	2,000
David Gadwood	3/14/12	20,000	CASH	2,000
David Zembek	3/14/12	20,000	CASH	2,000
Deenojan Thirunavukkarasu	3/2/12	10,000	CASH	1,000
Eric Odendahl	3/23/12	20,000	CASH	2,000
Geraldine Crane	3/9/12	14,000	CASH	1,400
James Bradshaw	3/9/12	10,000	CASH	1,000
Jayanthi Lea	3/23/12	10,000	CASH	1,000
Jeff Wilhems	3/7/12	20,000	CASH	2,000
Jit Sivalogan	3/7/12	300,000	CASH	30,000
Kanapathipillai Thirunavukkarasu	3/8/12	20,000	CASH	2,000
Marsee Wilhems	3/20/12	20,000	CASH	2,000
Michael Crane	4/3/12	10,000	CASH	1.000
Munhunthan Murugesu	3/9/12	10,000	CASH	1,000
Prasha Vigneswaran	4/4/12	10,000	CASH	1,000
Prathapan Thiruvilangam	4/4/12	20,000	CASH	2,000
Robert Moore III	3/26/12	10,000	CASH	1,000
Robert Moore Jr.	3/19/12	20,000	CASH	2,000
Ronald Zembek	3/20/12	10,000	CASH	1,000
Ronell Williams Jr.	3/20/12	10,000	CASH	1,000
Rudy Nelson	3/13/12	10,000	CASH	1,000
Sasithara Thirunavukkarasu	3/13/12	10,000	CASH	1,000
Shari Zembek	3/14/12	20,000	CASH	2,000
Siva Sivalogan	3/12/12	10,000	CASH	1,000
Sivalogini Sivalogan	3/1/12	10,000	CASH	1,000
Sivaram Wijenddra	3/5/12	10,000	CASH	1,000
Sivasaki Vimal	3/7/12	10,000	CASH	1,000
Sivashankari Devendra	3/7/12	15,000	CASH	1,500
Stuart Kerr	3/19/12	15,000	CASH	1,500
Swarna Rejeswaran	3/6/12	10,000	CASH	1,000
Trung Huynh	3/7/12	20,000	CASH	2,000

TOTAL		949,000		$94,900

The table below sets forth individuals who have received shares for other than cash, and or are control persons owning more than five percent (5%) or more of the issued and outstanding stock.

CONTROL SHARES & SHARES ISSUED FOR OTHER THAN CASH			AT PAR VALUE ($)
Sath Sivasothy	1,000 3,000,000	CASH For Services	3,001
Tony Sivasothy	1,000 950,000	CASH For Services	951
Bharat Jagani	1,000 3,000,000	CASH For Services	3,001
Ryan Arnett	1,000 3,000,000	CASH For Services Rendered	3,001
Audrey Sivasothy	50,000	For Services Rendered	50
TOTAL	10,004,000	$400	10,004

TOTAL ISSUED AND OUTSTANDING SHARES:  10,953,000

Section 15(g) of the Exchange Act
Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated hereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number as well as the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any March 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately

Overview

Vyrian is a broker of electronics components products to commercial and industrial end users.  The Company provides a broad range of product offerings in the electronic components market and wide range of value-added services to help customers lower costs and reduce their time-to-market.   Our database of searchable inventory includes over two hundred thousand (200,000) products from semiconductor manufacturers as of September 2012.

The Company's financial objectives are to expand and increase our market penetration, grow sales such that they outpace the market, grow profits faster than sales, and increase our return on invested capital. Vyrian seeks to achieve these objectives by diversifying and expanding its catalog of product offerings, maintaining competitive market pricing for components, and increasing its global reach. We believe that our rate of market penetration and average revenue per market will increase as the company, and components distribution market, matures. We expect to generate the cash flow needed to fund this growth through continuous corporate-wide initiatives to improve profitability and increase effective asset utilization. Over the long term, we believe that growth will lead to increased revenues that will offset our operating expenses.

The Company’s initial operations were financed by borrowed capital in the form of short-term financing by two private companies, Reliability Design Services, Inc. (RDS) and Techxron Technologies Inc, which are owned by our officers and directors. The low-interest financing allowed us to set up and fund the necessary infrastructure to commence trading operations. During the early stages of the operations, we found that continued growth depends on aggressive marketing by competent sales personnel; hiring such personnel required additional funds. As we grew to meet customer demand, additional recruitment of staff necessitated additional borrowing. Incoming sales broke even with outgoing costs within three months of private financing. Our primary overhead expenditure was, and continues to be, salaries of sales and marketing staff.

Substantially all of the company's sales are made on an order-by-order basis, rather than through long-term sales contracts.  As such, the nature of the Company's business does not provide visibility of material forward-looking information from its customers and suppliers beyond a few months.

Our auditors have issued a going concern opinion. We have not generated adequate revenues to set up a sales infra-structure with adequate sales staff, source out high quality suppliers of products and secure clients to buy our products. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to expand our operations; expansion will be limited until we raise sufficient funds to fully expand our operations.

To meet our need for cash we are attempting to raise money from this offering.   We cannot guarantee that once we begin expansion of our operations we will remain financially viable.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.   If we raise the minimum amount of money from this offering, we will have limited funds available to develop our expansion strategy.  If we raise the maximum amount from this offering, we believe the money will provide adequate funds for our continued expansion strategy.

Other than as described in this paragraph, we have no other financing plans.

Sales and Gross Profit

The following table shows that Vyrian maintained an average sales rate of approximately $30,000 per month for the quarter from January to March 2012 and an average of $46,000 for the quarter from April to June 2012. The gross margins for these quarters are 37.3%and 50.7% respectively. A high gross profit margin in the quarter ended June 30, 2012 helped us to meet working capital requirements with reduced borrowings.

The gradual increase in sales was primarily due to the Company's marketing, advertising and direct sales efforts.

	Quarter ended June 30, 2012 $	Period ended March 31, 2012 $
Sales	138,884	89,921
Cost of Sales	68,466	56,314
Gross profit	70,418	33,607

General and Administrative Expenses

The following table shows the details of this item.

	Quarter ended June 30, 2012 $	Period ended March 31, 2012 $
Salaries & Wages	44,520	28,150
Office Expenses	7,962	9,462
Selling Expenses	27,055	5,097
Research & Development	1,939	6,741
Legal & Professional fees	7,275	17,753
Total	88,751	67,203

The increase in salaries is due to a 100% increase in the salary of the Sales Manager and also recruitment of additional staff.  The selling expenses were driven by a higher operating cost relative to an increase to our existing customer base along with higher advertising costs with one of our online marketing suppliers. The months of May and June 2012 experienced an increase in Vyrian’s customer base following our access to various online marking outlets and databases of inventories online.

Legal and professional fees represent legal, accounting, and consulting fees. During the period we incorporated the company, we hired an attorney, an auditor, a financial consultant and an investor relations company. We also hired the same professionals for the preparation of this registration statement.

Payment of Debt

During the quarter ended June 30, 2012, the company began repayment of a private unsecured loan it received from Reliability Design Services Inc and Techxron Technologies Inc, at a monthly rate of $10,000.00. These companies are owned by the directors of Vyrian Inc.

Interest and Other Financing Expense

Interest on borrowed loan for the period ended March 31, 2012 was $ 925 and for the quarter ended June 30, 2012 was $1,177. As per the loan agreement the loan carries an interest rate of 9% per/annum.

Liquidity and Capital Resources

On March 31, 2012, the Company had cash and cash equivalents of $133,240.  Our liquidity is affected by many factors, some of which are based on normal ongoing operations of the Company's business, gradual expansion of business activities, additional recruitment of sales personnel and access to marketing and advertising websites. Expenses continued to be incurred in the preparation of the documents required for the submission of the Registration statement.

As of June 30, 2012, our total assets were $112, 430 consisting entirely of cash and our total liabilities were $71,161 comprised entirely of accounts and related party payables.

To meet our short term cash needs, we are offering 2,000,000 shares of common stock at $0.10 per share, through a public offering. If we raise only twenty-five percent (25%) from the offering, the net proceeds to us will be $50,000 which we believe will be enough to sustain our current operations and cash needs for the next 12 months.  If we raise the full one-hundred percent (100%) of our offering, we believe we will be able to not only sustain our current operations and cash needs for the next twelve months, but we will also be able to hire more sales people and expand our operations and market awareness.

We believe that we will need an additional $25,000 per year after our initial 12 month period to maintain minimal operations. While this amount will be enough to support basic operations and compliance with regulatory agencies, it will not be enough to promote growth.  If we are not able to generate revenue and operating profitably during that time, we may need to find alternative sources of cash, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations long term.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we begin to generate profits after that time, we will use the profits to further develop our business as indicated in our Use of Proceeds section.

Cash Flows from Operating Activities

The Company maintains a significant investment in accounts receivable. As a percentage of total assets, accounts receivable was approximately 17% on March 31, 2012.

The net amount of cash provided by the Company's operating activities during the period ended March 31, 2012 was $18,063.

Cash Flows from Financing Activities

For the period ended March 31, 2012, the primary sources of cash from financing activities was $91,300 proceeds from proceeds from the sale of 913,000 Common Stock shares.

Management believes that the Company's current liquidity and lack of borrowing facilities with the banks is not conducive to growth and cash funds may not be available for ongoing operations in the future unless funds are generated by this offering..

Off-Balance Sheet Arrangements

The Company has no off-balance sheet financing.

Critical Accounting Policies and Estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the company to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosure of contingent assets and liabilities. The company evaluates its estimates on an ongoing basis. The company bases its estimates on historical experience and on various other assumptions that are believed reasonable under the circumstances; the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies involve the more significant judgments and estimates used in the preparation of its consolidated financial statements:

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is determinable, and collectability is reasonably assured. Revenue typically is recognized at time of shipment. Sales are recorded net of discounts, rebates, and returns, which historically have not been material.

A portion of the Company's business involves shipments directly from its suppliers to the Vyrian office in Houston. After inspection for quality control products are shipped to customers. In these transactions, the company is responsible for negotiating price both with the supplier and customer, payment to the supplier, establishing payment terms with the customer, product returns, and has risk of loss if the customer does not make payment. As the principal with the customer, the company recognizes the sale and cost of sale of the product upon receiving notification from the supplier that the product was shipped.

Effective January 1, 2012, the company adopted FASB Accounting Standards Update No. 2009-13, "Multiple-Deliverable Revenue Arrangements" ("ASU No. 2009-13") and Accounting Standards Update No. 2009-14, "Certain Revenue Arrangements That Include Software Elements" ("ASU No. 2009-14"). ASU No. 2009-13 amends guidance included within ASC Topic 605-25 to require an entity to use an estimated selling price when vendor specific objective evidence or acceptable third party evidence does not exist for any products or services included in a multiple element arrangement. The arrangement consideration should be allocated among the products and services based upon their relative selling prices, thus eliminating the use of the residual method of allocation. ASU No. 2009-13 also requires expanded qualitative and quantitative disclosures regarding significant judgments made and changes in applying this guidance. ASU No. 2009-14 amends guidance included within ASC Topic 985-605 to exclude tangible products containing software components and non-software components that function together to deliver the product's essential functionality. Entities that sell joint hardware and software products that meet this scope exception will be required to follow the guidance of ASU No. 2009-13. The adoption of the provisions of ASU No. 2009-13 and ASU No. 2009-14 did not materially impact the company's consolidated financial position or results of operations.

Accounts Receivable

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowances for doubtful accounts are determined using a combination of factors, including the length of time the receivables are outstanding, the current business environment, and historical experience.

Inventories

The Company does not maintain long term inventory since Vyrian is a broker.  Products are shipped as soon as they are received from suppliers after inspection. In the event of business expansion, it may be necessary to lease warehouse facilities to house inventories. Our current limited resources do not warrant the leasing of a warehouse to house inventories.

Loans Receivable as at June 30, 2012

The amount of $10,000.00 represents payments to officers and initially was treated as a temporary loan.  Subsequently, the Board of Directors resolved to treat this amount as officer’s salaries and was written off to expenses during the Quarter ended September 30, 2012.

Prepaid Expenses as at June 30, 2012

This includes $11,250.00 which was an amount paid in advance to a Financial Consultant for services in preparation and attending to all matters with the Securities and Exchange Commission, and in connection with the public offering of shares.  This amount is to be expensed after the completion of the preparation of the public issue of shares.

Statement of Operations

We did not engage in any operating activities prior to November 1, 2011.

Shipping and Handling Costs

Shipping and handling costs are accounted for in accordance with Generally Accepted Accounting Principles.

Impact of Recently Issued Accounting Standards

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurement and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuations standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7 of the Notes to the Consolidated Financial Statements). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the company's consolidated financial position or results of operations.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 will not have a material impact on the company’s financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There are no changes in or disagreements with accountants on accounting and/or financial disclosure at this time.

DIRECTORS AND EXECUTIVE OFFICERS

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

NAME	AGE	POSITION
Sath Sivasothy	33	President, Chief Executive Officer
Bharat Jagani	38	Chief Operating Officer/Secretary
Tony Sivasothy	73	Chief Financial Officer/Treasurer

EXECUTIVE SUMMARIES

Sath Sivasothy

President/Chief Executive Officer/Director (Age 33)

Sath Sivasothy is responsible for forecasting, developing and delivering on Vyrian’s strategic management objectives to enhance its market share and competitiveness. As Chief Executive, Mr. Sivasothy’s primary role is to ensure that the company meets its commitment to excellence in research and development, sales and marketing, and delivery of its products and services to the world market and industry customers. Mr. Sivasothy has held a number of leadership positions throughout his career and brings extensive business and technical expertise from the semiconductor front-end and back-end industries to his current role. Prior to joining Vyrian, Mr. Sivasothy had the following industry experience:

1999 to 2003 – Texas Instruments Inc, Houston, TX:  Product Engineer specializing in semiconductor test and high temperature stress; primarily responsible for test and stress of RISC architecture processors.

2003 to 2004 – CEIBIS Inc, San Jose, CA:  Field Applications manager for IC test and high temperature stress products.

2004 to 2005 – CEIBIS Inc, San Jose, CA:  Account manager overseeing sales and engineering for IC test and high temperature stress products.

2005 to 2006 – CEIBIS Inc, San Jose, CA:  Vice President of Sales and Marketing.  Sivasothy was responsible for doubling gross sales of $7 million in twenty-four months while maintaining record earnings for the company

2006 to 2008 – Pycon Inc, San Jose, CA: Vice President of Sales and Marketing for IC test and high temperature stress products.

2008 to 2011 – President and co-owner of Techxron Technologies Inc.  Techxron is a US government contractor specializing in printed circuit board manufacturing and assembly primarily for the United States Navy.

Mr. Sivasothy is also a Director on the Board of Directors of both Reliability Design Services Inc. and Techxron Technologies Inc.

Mr. Sivasothy holds a Bachelor of Science degree in Electrical Engineering from Iowa State University, and has completed graduate coursework toward an executive MBA at the University of Dallas.

Bharat Jagani

Chief Operating Officer/Secretary, Director (Age 38)

Jagani is responsible for carrying out Vyrian’s strategic management objectives and enhancing its market share and competitiveness in the industry. Key areas of focus for Jagani include accountability for day-to-day operations of Vyrians’s global brokerage activities and value-add design businesses. Mr. Jagani brings a wealth of technical leadership from the back-end semiconductor industry.  In 2005, he became Manager of engineering of Pycon Inc. a San Jose, California-based manufacturer of multi-layered printed circuit boards for the semiconductor industry.  Mr. Jagani also remains on the board of directors for Reliability Design Services Inc. (RDS) a high technology design firm for the commercial semiconductor industry.

Prior to joining Vyrian, Bharat Jagani had the following industry experience:

2001 to 2008 – Pycon Inc, San Jose, CA.  Manager, Design Engineering.

2008 to 2011 – Engineering Director at Techxron Technologies Inc.  Techxron is a US government contractor specializing in printed circuit board manufacturing and assembly primarily for the United States Navy.

Mr. Jagoni is also a Director on the Board of Directors of both Reliability Design Services Inc. and Techxron Technologies Inc.

Mr. Jagani earned a Bachelor of Science degree in Electrical Engineering from Mehran University and Master’s degree in Electrical Engineering from San Jose State University.

Tony Sivasothy

Chief Financial Officer/ Treasurer, Director (Age 73)

Tony Sivasothy is responsible for directing Vyrian’s overall financial strategy and supporting the Operations team in the fulfillment of their duties by ensuring the company’s fiscal soundness. Key areas of focus for Mr. Sivasothy include accountability for maintaining the company’s strict profitability standards, securing capital, documenting and filing timely financial records and representing the company’s best financial interests. Sivasothy brings extensive financial expertise to the CFO position.  A brief overview of his professional and industry experience is:

1970 to 1975 – Partner at Ford Rhodes Thornton & Co, (presently Grant Thornton), a public accounting firm

1975 to 1990 – Partner at Coopers & Lybrand (Presently Price Waterhouse Coopers), a public accounting firm

1990 to1999 – Financial Reporting Manager at Progressive Casualty Insurance, and Finance Director at Zurich Insurance Company

2000 to 2011 – Assistant City Auditor, City of Dallas

From January 2012 to present, Mr. Sivasothy is holding the position of Chief Financial Officer, Treasurer and Director at Vyrian Inc.  He is also a Director on the Board of Directors of both Reliability Design Services Inc. and Techxron Technologies Inc.

After earning his bachelor’s degree in economics in 1964, Mr. Sivasothy became qualified as a Chartered Accountant in 1970. He is presently a member of AICPA and a licensed CPA in the State of Texas.

During the past ten years, officers/directors have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Our directors are owners  of two additional private companies: RDS Inc. a Printed Circuit Design (PCD) company, and Techxron Technologies Inc., an Electronic Manufacturing Service (EMS) company, and although they will devote a full time schedule to Vyrian, there may be times when they will have to rely on other key personnel to help with the running of the business. No policy has been implemented or will be implemented to address conflicts of interest.

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation in the form of six million nine hundred fifty thousand shares of the Company’s Restricted Common Stock has been awarded to the officers and directors of the Company in addition to a nominal salary during the quarter ending September 30, 2012.  No award of salary or equity has been accrued as payable for any officer or director for any prior service.  It is contemplated that the Company will develop and approve a plan to compensate, in cash, its officers as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

The following table sets forth information with respect to Vyrian’s executive compensation for the period to September 30, 2012.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Sath Sivasothy	2012	3,500	0	3,000,000	0	0	0	0	6,500
President/CEO	2011	0	0	0	0	0	0	0	0

Bharat Jagani COO/Secretary	2012	3,500	0	3,000,000	0	0	0	0	6,500

Tony Sivasothy	2012	3,000	0	950,000	00	00	00	00	3,950
CFO/Treasurer	2011	00	0	00	00	00	00	00	00

As of the date hereof, we have not entered into any employment contracts with our officers and do not intend to enter into any employment contracts until such time as it is profitable to do so. However, we have entered into two Consultant Agreements with Consultants who will provide professional support to the Company.

All compensation received by our officers and directors has been disclosed. Currently, there are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Compensation of Directors

Except for the amounts shown above, no other compensation in any form including payments of cash or in equity has been paid to for services rendered as Directors. Additionally, no award of salary or equity has been accrued as payable for any director for any current or prior service.  At this time no plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Sath Sivasothy	0	0	0	0	0	0	0
Tony Sivasothy	0	0	0	0	0	0	0
Bharat Jagani	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

DIRECTORS, OFFICERS AND CONTROL PERSONS OWNERSHIP AND CONTROL

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 10101 Southwest Freeway, Suite 400 ∙ Houston, Texas 77074.

TABLE OF OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN
CONTROL PERSONS GREATER THAN 5%

Class of Stock	Name & Address of Owner	Number of Shares	Portion of Class (%)
Common	Sath Sivasothy 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	3,001,000	27.4%
Common	Tony Sivasothy 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	951,000	8.7%*
Common	Bharat Jagani 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	3,001,000	27.4%
Common	Ryan Arnett 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	3,001,000	27.4%
Common	Audrey Sivasothy 10101 Southwest Freeway, Suite 400 Houston, Texas 77074	50,000	0.45%*

•	Tony Sivasothy is an officer and a director of the Company and is also the father of Sath Sivasothy. Audrey Sivasothy is Sath Sivasothy’s wife.

No other person or entity as defined in SEC Rule 13d-3(a) has any right of ownership of common stock by the exercise of any; (1) warrant, option or right (2) conversion of any security agreement (3) power to revoke any trust agreement voluntarily or by automatic function

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

The initial working capital requirements were routinely paid by RDS and Techxron Technologies under a loan agreement between these two companies and Vyrian Inc. These two companies are owned by the directors of Vyrian. As at June 30, 2012, the loan payable amount was $64,501. The amount is unsecured, carries an interest of 9% per annum and due on demand

RECENT SALES OF UN-REGISTERED SECURTIES

The company recently sold securities in private transactions to private parties for cash. During the period January through March of 2012 the company sold a total of 949,000 shares to private parties in an offering exempted under Rule 504 Regulation D. The securities were all sold for cash.  Additionally, each of the founders of the Company, Sath Sivasothy, Tony Sivasothy, Ryan Arnett and Bharat Jagani purchased 1,000 shares of the Company’s Common Stock.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Financial Statements Table of Contents

Independent Registered Public Accounting Firm’s Report	Page 39

Balance Sheet; March 31, 2012 (Audited)	Page 40

Income Statement for the period ended March 31, 2012 (Audited)	Page 41

Statement of Cash Flows for the period ended March 31, 2012 (Audited)	Page 42

Statement of Shareholder’s Equity	Page 43

Notes to the Financial Statements	Page 44

Balance Sheet; June 30, 2012 (Unaudited)	Page 45

Income Statement for the three months ended June 30, 2012 (Unaudited)	Page 46

Statement of Cash Flows for the three months ended June 30, 2012 (Unaudited)	Page 47

Statement of Shareholder’s Equity	Page 48

Notes to the Financial Statements; June 30, 2012	Page 49

Report of Independent Registered Public Accounting Firm	Page 51

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Vyrian, Inc.
ATTN: Mr. Tony Sivasothy
10101 Southwest Freeway, Suite 400
Houston, TX 77074

We have audited the accompanying balance sheet of Vyrian, Inc. as of March 31, 2012, and the related statements of operations and changes in stockholder’s deficit and cash flows from the period of inception November 1, 2011 through March 31, 2012.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operated for less than one year and its ability to continue operations is based on the ability to obtain financing.   This condition raises substantial doubt about the ability of the Company to continue as a Going Concern. The March 31, 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vyrian, Inc. as of March 31, 2012 and the results of its operations and its cash flows from the period of inception November 1, 2011 to March 31, 2012 in conformity with U.S. generally accepted accounting principles.

______________________________
Eugene M Egeberg, CPA
Baltimore, MD
29 May 2012

VYRIAN INC., FINANCIAL STATEMENTS-BALANCE SHEET
MARCH 31, 2012

ASSETS
Current Assets
Cash	$109,363
Accounts Receivable	23,877
( Net of Allowances for Doubtful Accounts)
Total Current Assets	$133,240
Other Assets
Prepaid Expenses	1,527
Total Assets	$134,767

LIABILITIES & SHAREHOLDER EQUITY
Liabilities
Current Liabilities
Trade Accounts Payable	-
Short Term Notes Payable	77,063
Accrued Expenses‐Interest	925
Total Current Liabilities	77,988
Long Term Debt	-
Total Liabilities	$77,988

Shareholder's Equity
Common Stock 1,000,000 Shares Authorized Par Value .001 913,000 Shares Issued & OutstandIng	913
Paid-In-Capital In Excess of Par Value	90,387
Retained Earnings (Deficit)	(34,521)
Total Liabilities & Shareholder's Equity	$134,767

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC., FINANCIAL STATEMENTS-INCOME STATEMENT
FOR THE PERIOD ENDED MARCH 31, 2012

Revenue
Sales	$89,921

Cost of Goods Sold	(56,314)
Gross Operating Income	$33,607

General & Administrative Expenses
Salaries & Wages	(28,150)
Office Expense	(9,462)
Selling Expenses	(5,097)
Research & Development	(6,741)
Legal & Professional Fees	(17,753)
$(67,203)

(33,596)
Interest Expense	(925)
Depreciation & Amortization	-
Net Income	$(34,521)

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC., FINANCIAL STATEMENTS-STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED MARCH 31, 2012

STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,521)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Changes in operating assets and liabilities:

Accounts receivable	(23,877)
Prepaid expenses	(1,527)
Short Term Notes Payable	77,063
Accrued expenses	925

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	18,063

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock	91,300

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	91,300

Cash at beginning of year	0
Cash at end of year	$109,363

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC. FINANCIAL STATEMENTS-STATEMENT OF SHAREHOLDER’S EQUITY

	# of Common		Paid-In	Accumulated	Total
	Shares	Amount $	Capital $	Deficit $	Equity $
Beginning Balance January 1, 2012					$-

Issued Common Stock	913,000	913	90,387		91,300

Net loss				(34,521)	(34521)
Ending Balance March 31, 2012	$913,000	913	90,387	(34,521)	56,779

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC.
NOTES TO THE FINANCIAL STATEMENTS

Note 1     Summary of Significant Accounting Policies

Generally Accepted Accounting Principles (GAAP)
These financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The Generally Accepted Accounting Principles (GAAP) have been applied in all reporting periods consistently since inception

Cash and Cash Equivilents
Cash reported is the value of any cash (demand) account. The company has no current obligations that restrict any amount of any cash balance. Cash as reported is cash only and includes no cash equivalents such as Marketable Securities, Treasury Bills or any other account of value that could be easily converted to cash.  Any inclusion of equivalents in reported cash balances would be those assets such as Marketable Securities, Treasury Bills or Bonds and any other commercial paper that could be converted easily to cash within 90 days.

Accounts Receivable
The Company accounts for Accounts Receivable when reported using the Allowance Method. Receivable are reported at their net-realizable value less an allowance for the estimated value of any accounts deemed not collectible. The company has no restrictions or financing agreements in force that restrict any portion of its Accounts Receivable.

Inventory
Although the company has no inventory and plans to deliver its products to customers when sold it may from time to time store some quantity of inventory. Any inventory on hand is valued at the lower of Cost or Fair Market Value at the time of reporting. The company has no restrictions or financing agreements in force that restrict any portion of its inventory on hand.

Fixed Assets and Equipment
All equipment is recorded at cost or fair market value when acquired. Equipment is depreciated over its useful life using the straight line method of depreciation usually over a period of seven (7) years.

Principles of Consolidation
Our consolidated financial statements include the accounts of all of our wholly owned subsidiaries. Intra-company profits, transactions and balances have been eliminated in consolidation.

Operating Cycle
For the classification of Current Assets and Current Liabilities the company reports them as such based on a period of one year or less from the time the asset or liability is originally acquired or incurred.

Revenue Recognition
The company has begun to recognized income at this point. The company recognizes income from the sale of electronic components and in the future the sale of software. The company has no current purchase commitments from buyers and has no inventory.

VYRIAN INC.,
FINANCIAL STATEMENTS-BALANCE SHEET
JUNE 30, 2012

ASSETS
Current Assets
Cash	$48,439
Accounts Receivable	41,214
( Net of Allowances for Doubtful Accounts)
Total Current Assets	$89,653
Other Assets
Loans Receivable	10,000
Prepaid Expenses	12,777

Total Assets	$112,430

LIABILITIES & SHAREHOLDER EQUITY
Liabilities
Current Liabilities
Trade Accounts Payable	6,462
Short Term Notes Payable	64,501
Accrued Expenses-Interest	198
Total Current Liabilities	71,161
Long Term Debt	-
Total Liabilities	$71,161
Shareholder's Equity
Common Stock 1,000,000 Shares Authorized Par Value .001 953000 Shares Issued & Outstanding	953
Paid-In-Capital In Excess of Par Value	94,347
Retained Earnings (Deficit)	(54,031)
Total Liabilities & Shareholder's Equity	$112,430

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC.,
FINANCIAL STATEMENTS-INCOME STATEMENT
FOR THE THREE MONTHS ENDED JUNE 30, 2012
Revenue
Sales	$138,884.
Cost of Goods Sold	(68,466)
Gross Operating Income	$70,418
General & Administrative Expenses

Salaries & Wages	(44,520)
Office Expense	(7,962)
Selling Expenses	(27,055)
Research & Development	(1,939)
Legal & Professional Fees	(7,275)
$(88,751)

(18,333)
Interest Expense	(1,177)
Depreciation & Amortization	-
Net Loss	$(19,510)

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC., FINANCIAL STATEMENTS-
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2012

CASH FLOW FROM OPERATING ACTIVITIES
NET LOSS	$(19,510)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation	-
CHANGES IN OPERATING ASSETS & LIABILITIES
Increase in other Current Assets	(21,250)
Increase in Accounts Receivable	(17,337)
(Decrease) Increase in Short Term Notes Payable	(12,562)
Increase in accrued expenses	5,735
Total Cash Flow Used In Operating Activities	(45,414)
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	-
Total Cash Flow Used In Investing Activities	-
CASH FLOW FROM FINANCING ACTIVITIES
Net Proceeds from Issuance of Common Stock	4,000
Total Cash Flow Provided By Financing Activities	4,000
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	$(60,924)
Cash and Cash Equivalents at the beginning of the period	$109,363
Cash and Cash Equivalents at the end of the period	$48,439

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN INC.
FINANCIAL STATEMENTS-STATEMENT OF SHAREHOLDER’S EQUITY
June 30, 2012

	# of Common	Par Value	Additional Paid-In	Accumulated	Total
	Shares	Amount $	Capital $	Deficit $	Equity $

Beginning balance April 1, 2012	913,000	913	90,387	(34,521)	56,779
Issued common stock	40,000	40	3,960		4,000
Net loss for period				(19,510)	(19,510)
Ending Balance June 30, 2012	$953,000	953	94,347	(54,031)	41.269

ACCOMPANYING ACCOUNTANT’S REPORT IS INTEGRAL TO THESE FINANCIAL STATEMENTS

VYRIAN, INC.
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2012

NOTE 1.    NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES.

NATURE OF OPERATIONS
Vyrian, Inc. is headquartered in Houston, Texas and is a global provider of electronics components to the industrial and commercial markets. Vyrian has provided parts for customers in the United States, England, Germany, India, Brazil, Switzerland and elsewhere abroad. Our company creates a link in the technology supply chain that connects the world’s leading electronic component manufacturers such as Freescale, Texas Instruments, Xilinx, Altera, ST Microsystems, Infineon, Analog Devices, Tyco, Micron, AMD, Maxim, Linear Technology and NXP Semiconductor with a global customer base of original equipment manufacturers (OEMs), and contract manufacturers (CMs).   For quarter ended June 2012, Vyrian shipped $138,884 in electronic parts to customers in the United States and abroad.

BASIS OF PRESENTATION

Interim Accounting

The accompanying reviewed financial statements for the Quarter ended June 30, 2012 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- month period ended June 30, 2012, are not necessarily indicative of the results that may be expected for the year ending March 31, 2013.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Generally Accepted Accounting Principles (GAAP)

These financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The Generally Accepted Accounting Principles (GAAP) have been applied in all reporting periods consistently since inception.

Cash and Cash Equivalents

Cash reported is the value of any cash (demand) account. The company has no current obligations that restrict any amount of any cash balance. Cash as reported is cash only and includes no cash equivalents such as Marketable Securities, Treasury Bills or any other account of value that could be easily converted to cash.

Accounts Receivable

The Company accounts for Accounts Receivable when reported using the Allowance Method. Receivables are reported at their net-realizable value less an allowance for the estimated value of any accounts deemed not collectible. The company has no restrictions or financing agreements in force that restrict any portion of its Accounts Receivable.

Inventory

Although the company has no inventory and plans to deliver its products to customers when sold, it may from time to time store some quantity of inventory. Any inventory on hand is valued at the lower of Cost or Fair Market Value at the time of reporting. The company has no restrictions or financing agreements in force that restrict any portion of its inventory on hand.

Fixed Assets and Equipment

All equipment is recorded at cost or fair market value when acquired. Equipment is depreciated over its useful life using the straight line method of depreciation usually over a period of seven (7) years.

Operating Cycle

For the classification of Current Assets and Current Liabilities the company reports them as such based on a period of one year or less from the time the asset or liability is originally acquired or incurred.

Revenue Recognition
T
he company has begun to recognize income. The company recognizes income from the sale of electronic components. The company has no current purchase commitments from buyers and has no inventory.

NOTE 2.             COMMITMENTS AND CONTINGENCIES.

We accrue for known product-related claims if a loss is probable and can be reasonably estimated. During the periods presented, there have been no material accruals or payments regarding product warranty or product liability. Historically, we have experienced a low rate of payments on product claims. Although we cannot predict the likelihood or amount of any future claims, we do not believe they will have a material adverse effect on our financial condition, results of operations or liquidity. Consistent with general industry practice, we may enter if required into formal contracts with certain customers that include negotiated warranty remedies. Typically, under these agreements our warranty for semiconductor products includes: 90 day coverage; an obligation to repair, replace or refund; and a maximum payment obligation tied to the price paid.
The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity. No bankruptcy, receivership, or similar proceeding with respect to the registrant has occurred or is pending. No material proceedings have occurred or are pending to which any director or officer is a party.

NOTE 3.            SUBSEQUENT EVENTS.

Subsequent events have been evaluated to the date of review of the Financial Statements for the three months ended June 30, 2012, and the following events are reported:

a)	In September 2012, the Board of Directors approved by a special resolution, that the Founders of the Company are entitled to receive 10 million restricted common stock fully paid.
b)
In August 2012, the Board of Directors approved by a special resolution that the loan outstanding from the directors of $10,000 be written off as a goodwill gesture to reward the directors for services rendered to date without any remuneration.

EUGENE M EGEBERG
CERTIFIED PUBLIC ACCOUNTANT
2400 BOSTON STREET, SUITE 102
BALTIMORE, MARYLAND  21224
Telephone (410) 218-1711

To the Stockholders
Vyrian, Inc.
ATTN: Mr. Tony Sivasothy
10101 Southwest Freeway, Suite 400
Houston, TX 77074

Report of Independent Registered Public Accounting Firm

I have reviewed the Balance Sheet of Vyrian, Inc. as of June 30, 2012 and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the three months then ended.  These interim financial statements are the responsibility of the company’s management.

I conducted the review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.   It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with Public Company Accounting Oversight Board (United States) and U.S. Generally Accepted Accounting Principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operated for less than one year and its ability to continue operations is based on the ability to obtain financing.   This condition raises substantial doubt about the ability of the Company to continue as a Going Concern. The June 30, 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eugene M Egeberg
Certified Public Accountant
Baltimore, MD
September 17, 2012

LEGAL PROCEEDINGS

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity. No bankruptcy, receivership, or similar proceeding with respect to the registrant or any of its significant subsidiaries has occurred or is pending. No material proceedings have occurred or are pending to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period ended March 31, 2012 are included in this prospectus and in the registration statement and have been audited by Eugene Egeberg Certified Public Accountant an independent registered public accounting firm, as stated in their report appearing herein.

The Law Office of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov and which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. Once this Registration Statement becomes effective, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information, as required, with the SEC.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be paid
Filing Fee – Securities and Exchange Commission	$345.00
Attorney’s fees and expenses	$12,000
Accountant’s fees and expenses	$10,000
Printing and engraving expenses	$2,000
Consulting	$25,000
Miscellaneous expenses Travel Electronic Filing Administrative Miscellaneous	$ 2,500 $ 4,500 $ 4,500 $ 4,155
Total	$65,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limits the liability of our officers and directors. Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances. Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

(a)	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;
(b)
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

(c)
Such limitations of liability will not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us. To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

EXHIBITS

Exhibit 3.1	Articles of Incorporation (with Amendments)
Exhibit 3.2	Bylaws of Vyrian Inc.
Exhibit 5.1	Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1	Sample Subscription Agreement
Exhibit 10.2	Office Lease; Houston, Texas
Exhibit 10.3	Consulting Agreement with Ryan Arnett
Exhibit 10.4	Consulting Agreement with Audrey Sivasothy
Exhibit 23.1	Consent of Eugene M Egeberg, CPA

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933.
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.	Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or
vi.
The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and The benefits of such indemnification are not waived by such persons:

vii.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 31, 2012.

VYRIAN INC.

By: ________________________________
       Sath Sivasothy
       President, Chief Executive Officer
       (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	President and Chief Executive Officer	October 31, 2012
(Principal Executive Officer)

	Chief Financial Officer	October 31, 2012
(Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

3.1	Articles of Incorporation of Vyrian Inc. (with Amendments)
3.2	By-Laws of Vyrian Inc.
5.1	Opinion and Consent of Sharon D. Mitchell, Attorney at Law
10.1	Subscription Agreement
10.2	Office Lease Houston, Texas
10.3	Consulting Agreement with Ryan Arnett
10.4	Consulting Agreement with Audrey Sivasothy
23.1	Consent of Eugene M Egeberg, CPA